EXHIBIT 4.2


                       REGISTRATION RIGHTS AGREEMENT

     This REGISTRATION RIGHTS AGREEMENT (this "Agreement") is entered into as of June __, 2001 by and among Infinity, Inc., a Colorado corporation (the "Company"), and the persons and the entities listed below (each, an "Investor" and collectively, the "Investors"). The Company and the Investors are sometimes referred to herein collectively as the "Parties" or each individually as a "Party".

     WHEREAS, in connection with the Purchase Agreement of even date herewith by and among the Parties hereto (the "Purchase Agreement"), the Company has agreed, upon the terms and subject to the conditions of the Purchase Agreement, to issue and sell to the Investors up to $6.5 million of those certain 8.00% Subordinated Convertible Notes of the Company and pursuant to
Section 1.2(b) hereof to issue additional notes in such form to the holders of such notes under certain circumstances (collectively, the "Notes"); and

     WHEREAS, to induce the Investors to execute and deliver the Purchase Agreement, the Company agreed to provide certain registration rights under the Securities Act (as defined below) for the Notes and the shares of Common Stock issuable upon the conversion thereof (the "Shares").

     NOW, THEREFORE, in consideration of the premises and mutual covenants and obligations hereafter set forth and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, hereby agree as follows:

     1.     Registration Rights.

          1.1 Certain Definitions. As used in this Agreement, the following terms shall have the following respective meanings:

               (a) "Commission" shall mean the United States Securities and Exchange Commission or any other federal agency at the time administering the Securities Act and the Exchange Act.

               (b) "Common Stock" shall mean the Company's common stock, $.0001 par value per share.

               (c) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, or any similar federal statute and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

               (d) "Holder" shall mean any Person or Persons to whom Registrable Securities have been or are issued or any transferees of such Person or Persons.

               (e) "Person" shall mean a corporation, a limited liability company, an association, a partnership, an organization, a business, a trust, an individual, a governmental or political subdivision thereof or a governmental agency.


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               (f)     The terms "register," "registered" and "registration"
refer to a registration effected by preparing and filing a Registration Statement in compliance with the Securities Act, and the declaration or ordering of the effectiveness of such Registration Statement by the Commission.

               (g) "Registrable Securities" shall mean all of the Notes and the Shares.

               (h) "Registration Expenses" shall mean all expenses, except as otherwise stated below, incurred by the Company in complying with Sections
1.2 and 1.3 hereof, including, without limitation, all registration, qualification and filing fees, indenture trustee fees and expenses and other customary third party fees and expenses in connection with facilitating the public trading of the Notes, printing expenses, escrow fees, fees and disbursements of counsel for the Company, reasonable fees and disbursements of the Holders' Counsel (as defined in Section 1.5(b)), reasonable fees and disbursements of C.E. Unterberg Towbin's counsel in connection with the preparation and negotiation of the trust indenture and other documents and activities contemplated by Section 7 of the Purchase Agreement, "blue sky" fees and expenses and the expense of any special audits incident to or required by any such registration (but excluding the compensation of regular employees of the Company which shall be paid in any event by the Company). Registration Expenses shall not include Selling Expenses.

               (i) "Registration Statement" shall mean any registration statement which covers any of the Registrable Securities pursuant to the provisions of this Agreement, including the prospectus included therein, all amendments and supplements to such Registration Statement, including post-effective amendments, all exhibits and all material incorporated by reference in such Registration Statement.

               (j) "Rule 144" shall mean Rule 144 promulgated under the Securities Act or any successor rule thereto or any complementary rule thereto (such as Rule 144A).

               (k) "Securities Act" shall mean the Securities Act of 1933, as amended, or any similar federal statute and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

               (l) "Selling Expenses" shall mean all underwriting discounts, selling commissions and stock transfer taxes applicable to the securities registered by the Holders and all reasonable fees and disbursements of counsel for the selling Holders (other than those included in Registration Expenses).

               (m) "Shelf Registration" shall mean the shelf registration statement for the Registrable Securities.

          1.2     Registration.

               (a) Shelf Registration. The Company shall file with the Commission a Shelf Registration for the Registrable Securities on Form S-1 or, if available, Form S-3 as the earliest practicable date but in any event within 90 days of the date hereof and shall cause such Shelf Registration to be declared effective within 180 days of the date hereof. The Company shall maintain such Shelf Registration continuously in effect for a period not less


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than five years from the date hereof.  If necessary, the Company shall cause to be filed, and shall use its best efforts to have declared effective as soon as practicable following filing, additional registration statements or amendments as necessary to maintain such effectiveness for such five-year period.

               (b)     Failure to Register or Lapse in Effectiveness.

                    (i) Should the Shelf Registration not be declared effective within the 180 day period, the Company shall, on the 181st day after the date hereof, deliver to each Holder either (A) additional Notes with a stated principal amount equal to the product of (1) the principal amount of the Notes held by such Holder, including as Notes for this purpose the principal amount of any Notes previously converted into the Shares held by such Holder (such principal so calculated being the "Notional Principal Amount") and (2) 5%, or (B) cash in the amount of such product, at the Company's sole election. On each successive 30th day thereafter until the Shelf Registration is declared effective, the Company shall deliver to each Holder either (A) additional Notes in a stated principal amount equal to 1% of the Notional Principal Amount or (B) cash in an amount equal to 1% of the Notional Principal Amount, at the Company's sole election.

                    (ii) Should the effectiveness of the Shelf Registration lapse for any reason while the Company has any obligation to maintain its effectiveness, the Company shall deliver to each Holder on each successive 30th day of all such lapses taken on a cumulative basis, either (A) additional Notes in a stated principal amount equal to 5/12ths of 1% of the Notional Principal Amount or (B) cash in an amount equal to 5/12ths of 1% of the Notional Principal Amount, at the Company's sole election.

                    (iii) The parties acknowledge and agree that the covenants and agreements set forth in Section 1.2(a) are an essential inducement to the Investor's purchasing the Registrable Securities and that if such covenants and agreements are breached, the Investors would be deprived of the benefits of their bargain. The provisions of this Section 1.2 shall be in addition to and not in lieu of any other equitable or legal remedies available to the Holders in respect of any breach by the Company of Section 1.2 hereof.

          1.3 Limitations on Subsequent Registration Rights. From and after the date hereof, without the approval of the Holders of a majority of the Registrable Securities, the Company shall not enter into any agreement granting any holder or prospective holder of any securities of the Company registration rights with respect to such securities unless the agreement does not grant rights which would hinder or delay the Company from complying with this Agreement. The Company has not previously and shall not in the future enter into any agreement, arrangement or understanding with respect to its securities which is inconsistent with the rights granted to the Holders of Registrable Securities in this Agreement or otherwise conflicts with the provisions hereof.

          1.4 Expenses of Registration. All Registration Expenses shall be borne by the Company. All Selling Expenses relating to securities registered on behalf of the Holders shall be borne by the Holders of such securities pro rata on the basis of the number of securities so registered.

          1.5 Registration Procedures. In the case of each registration, qualification or compliance effected by the Company pursuant to this Section 1, the Company will keep each Holder advised in writing as to the initiation of each registration and such amendment thereof and as to the completion thereof. At its expense the Company will:

               (a) Promptly prepare and file with the Commission a Registration Statement with respect to such securities and use its best efforts to cause such Registration Statement to become effective as promptly as possible and remain effective for the period provided in Section 1.2 (the "Registration Period"); provided, however, that if, after such Registration Statement has become effective, the offering of the Registrable Securities pursuant to such registration is interfered with by any stop order, injunction or similar order of the Commission or other governmental agency or court (an "Order"), such registration will be deemed not to have been effected except to any Holder whose untrue statement or omission is contained in any information or affidavit furnished in writing by a Holder to the Company specifically for inclusion in such registration statement which was the cause of such Order. Notwithstanding the foregoing, if within sixty (60) days after the effective date of the stop order, injunction or similar order of the Commission or other governmental agency or court, the same is lifted and the effectiveness of the registration is restored, the registration shall be deemed to have been effected, provided that the Registration Period (i) will be tolled during the period the stop order, injunction or similar order is in effect, (ii) shall resume upon the lifting thereof and (iii) shall be extended one day for each day during the period that the stop order, injunction or similar order is in effect.

               (b) Furnish, at least five (5) business days before filing a Registration Statement that registers such Registrable Securities, a prospectus relating thereto and any amendments or supplements relating to such a Registration Statement or prospectus, to one counsel selected by the Holders (the "Holders' Counsel"), copies of all such documents proposed to be filed (it being understood that such five-business-day period need not apply to successive drafts of the same document proposed to be filed so long as such successive drafts are supplied to the Holders' Counsel in advance of the proposed filing by a period of time that is customary and reasonable under the circumstances).

               (c) Prepare and file with the Commission such amendments and supplements to such Registration Statement and the prospectus used in connection with such Registration Statement as may be necessary to keep such Registration Statement effective for the Registration Period, and to comply with the provisions of the Securities Act with respect to the sale and other disposition of all securities covered by such Registration Statement.

               (d) Notify in writing to the Holders' Counsel promptly (i) of the receipt by the Company of any notification with respect to any comments by the Commission with respect to such Registration Statement or prospectus or any amendment or supplement thereto or any request by the Commission for the amending or supplementing thereof or for additional information with respect thereto, (ii) of the receipt by the Company of any notification with respect to the issuance by the Commission of any stop order suspending the effectiveness of such Registration Statement or prospectus or any amendment or supplement thereto or the initiation or threatening of any proceeding for that purpose and (iii) of the receipt by the Company of any notification with respect to the suspension of the qualification of such Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purposes.

               (e) Use its best efforts to register and qualify the securities covered by such Registration Statement under such other securities or "blue sky" laws of such jurisdictions as shall be reasonably requested by the Holders, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

               (f) Furnish to the Holders participating in such registration and to the underwriters of the securities being registered such number of copies of the Registration Statement, preliminary prospectus, final prospectus and such other documents as such Holders or underwriters may reasonably request in order to facilitate the public offering of such securities.

               (g) In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering. Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement.

               (h) Notify each Holder of Registrable Securities covered by such Registration Statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

               (i) Use its best efforts to furnish, at the request of any Holder requesting registration of Registrable Securities pursuant to this
Section 1, on the date that such Registrable Securities are delivered to the underwriters for sale in connection with a registration pursuant to this
Section 1, if such securities are being sold through underwriters, or, if such securities are not being sold through underwriters, on the date that the Registration Statement with respect to such securities becomes effective, (i) a copy addressed to Holders of the opinion, dated such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, if any, and (in a non-underwritten offering) to the Holders requesting registration of Registrable Securities and
(ii) a copy addressed to Holders of the letter dated such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters, if any, and (in a non-underwritten offering) to the Holders requesting registration of Registrable Securities.

               (j) List the Shares included in the Registrable Securities on any securities exchange on which any shares of the Common Stock are listed.

               (k) Otherwise use its best efforts to comply with all applicable rules and regulations of the Commission and the securities commission or other regulatory authority of any relevant state or other jurisdiction and make available to its securityholders, as soon as reasonably practicable, earnings statements (which need not be audited) covering a period of 12 months beginning within three months after the effective date of the Registration Statement, which earnings statements shall satisfy the provisions of Section 11(a) of the Securities Act.

               (l) Use its best efforts to take all other steps reasonably necessary to effect the registration of such Registrable Securities contemplated hereby.

          1.6     Indemnification.

               (a) The Company will indemnify each Holder and each Holder's officers, directors, employees, principals, equity holders and partners; each underwriter, broker or any other Person (other than the Company) acting on behalf of such Holder; and each Person (other than the Company) controlling such Person within the meaning of Section 15 of the Securities Act, with respect to which registration, qualification or compliance has been effected pursuant to this Section 1, against all expenses, claims, losses, damages or liabilities (or actions in respect thereof) (collectively, "Losses"), including any of the foregoing incurred in settlement of any litigation, commenced or threatened based on (i) any untrue statement (or alleged untrue statement) of a material fact contained in any Registration Statement, preliminary or final prospectus, offering circular or other document, or any amendment or supplement thereto, incident to any such registration, qualification or compliance, or (ii) any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, or (iii) any violation by the Company of the Securities Act, state securities or "blue sky" laws or any rule or regulation promulgated thereunder applicable to the Company in connection with any such registration, qualification or compliance (each statement, omission or violation referred to in clauses (i), (ii) and (iii) of this Section 1.6(a) being referred to as a "Violation"), and the Company will reimburse each such Holder, each of its officers and directors, each such underwriter, broker or other Person (other than the Company) acting on behalf of such Holder, and each such controlling Person (other than the Company) for any legal and any other expenses reasonably incurred in connection with investigating, preparing or defending any such Loss, provided that the Company will not be liable to any such Holder or Person in any such case to the extent that any such Loss arises out of or is based on any untrue statement or omission (or alleged untrue statement or omission), made in conformity with written information furnished to the Company by an instrument duly executed by such Holder or Person and stated to be specifically for use therein or the preparation thereby.

               (b) Each Holder will, if Registrable Securities held by such Holder are included in the securities as to which such registration, qualification or compliance is being effected, indemnify the Company, each of its directors and officers, each underwriter, broker or other Person acting on behalf of the Company, and each Person who controls any of the foregoing Persons within the meaning of Section 15 of the Securities Act, and each other such Holder, each of its officers and directors and each person controlling such Holder within the meaning of Section 15 of the Securities Act, against all Losses arising out of any untrue statement (or alleged untrue statement) of a material fact contained in any such Registration Statement, preliminary or final prospectus, offering circular or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company, such Holders, such directors, officers, underwriters, brokers, other Persons acting on behalf of the Company or control Persons for any legal or any other expenses reasonably incurred in connection with investigating, preparing or defending any such Loss, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such Registration Statement, preliminary or final prospectus, offering circular or other document in conformity with written information furnished to the Company by an


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instrument duly executed by such Holder and stated to be specifically for use therein or the preparation thereby. Notwithstanding the foregoing, the liability of each Holder under this subsection (b) shall be limited to an amount equal to the aggregate proceeds received by such Holder from the sale of Registrable Securities in such registration.

               (c)     Each Person entitled to indemnification under this
Section 1.6 (the "Indemnified Party") shall give notice to the Party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld), and the Indemnified Party may participate in such defense at such Indemnified Party's expense, and provided further, that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section 1.7 unless the failure to give such notice is materially prejudicial to an Indemnifying Party's ability to defend such action and provided further, that the Indemnifying Party shall not assume the defense for matters as to which there is a conflict of interest or separate and different defenses. If (i) the Indemnifying Party shall have failed to assume the defense of such claim and to employ counsel reasonably satisfactory to the Indemnified Party in a timely manner or (ii) in the reasonable judgment of any Indemnified Party a conflict of interest may exist between such Indemnified Party and the Indemnifying Party with respect to such claim, the fees and expenses of any counsel employed by the Indemnified Party shall be at the expense of the Indemnifying Party; provided that, if the Indemnifying Party is obligated to pay the fees and expenses of counsel for other Indemnified Parties, such Indemnifying Party shall be obligated to pay only the fees and expenses associated with one attorney or law firm for the Indemnified Parties, unless there exists a conflict of interest or separate and different defenses among the Indemnified Parties. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation.

               (d) If the indemnification provided for in this Section 1.6 is held by a court of competent jurisdiction to be unavailable to an Indemnified Party with respect to any loss, claim, damage, liability or action referred to herein, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party hereunder, shall contribute to the amounts paid or payable by such Indemnified Party as a result of such loss, claim, damage, liability or action in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and of the Indemnified Party on the other in connection with the statements or omissions which resulted in such loss, claim, damage, liability or action as well as any other relevant equitable considerations. The relative fault of the Indemnifying Party and of the Indemnified Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Indemnifying Party or by the Indemnified Party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. Notwithstanding the foregoing, the maximum amount which any Holder shall be required to contribute pursuant to this Section 1.6(d) shall be limited to an amount equal to the net proceeds actually received by such Holder from the sale of Registrable Securities effected pursuant to such registration.

          1.7 Information by Holder. The Holders of securities included in any registration shall furnish to the Company in writing such information regarding such Holders, the Registrable Securities held by such Holders and the distribution proposed by such Holders as the Company may reasonably request in writing and as shall be required in connection with any registration, qualification or compliance referred to in this Section 1.

          1.8 Rule 144 Reporting. With a view to making available the benefits of certain rules and regulations of the Commission which may at any time permit the sale of the Registrable Securities to the public without registration, the Company agrees to use its best efforts to:

               (a) Make and keep public information available, as those terms are understood and defined in Rule 144, at all times after the effective date that the Company becomes subject to the reporting requirements of the Securities Act or the Exchange Act.

               (b) Use its best efforts to file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements);

               (c) So long as a Holder owns any Registrable Securities to furnish to the Holder forthwith upon request a written statement by the Company as to its compliance with the reporting requirements of said Rule 144, and of the Securities Act and the Exchange Act, a copy of the most recent annual or quarterly report of the Company, and such other reports and documents of the Company and other information in the possession of or reasonably obtainable by the Company as a Holder may reasonably request in availing itself of any rule or regulation of the Commission allowing a Holder to sell any such securities without registration. The Company will take action reasonably requested by a Holder to facilitate the transfer of Registrable Securities pursuant to Rule 144.

          1.9 Transfer of Registration Rights. The rights of each Holder hereunder shall without any further action on the part of such Holder be assigned and transferred to any transferee of the Registrable Securities; provided, that immediately after the transfer the further disposition of any of the securities is restricted by the Securities Act; and provided further, however, that such transferee shall, as a condition to the exercise of such rights, be subject to the restrictions contained in this Agreement applicable to the seller or transferor.

     2.     Miscellaneous.

          2.1     Governing Law; Submission to Jurisdiction.

               (a) This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to principles governing conflicts of law.

               (b) The Parties hereto irrevocably consent to the jurisdiction of the courts of the State of New York and of any federal court located in such State in connection with any action or proceeding arising out of or relating to this Agreement, any document or instrument delivered pursuant to, in connection with or simultaneously with this Agreement, or a breach of this Agreement or any such document or instrument. In any such action or proceeding, each party hereto waives personal service of any summons, complaint or other process and agrees that service thereof may be made in accordance with Section 2.5. Within 30 days after such service, or such other time as may be mutually agreed upon in writing by the attorneys for the parties to such action or proceeding, the party so served shall appear or answer such summons, complaint or other process.

          2.2 Survival. The representations, warranties, covenants and agreements made herein shall survive any investigation made by any Holder, and the closing of the transactions contemplated hereby.

          2.3 Successors and Assigns. Except as otherwise provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the Parties hereto.

          2.4 Entire Agreement. This Agreement, the Notes, and the Purchase Agreement contain the entire understanding and agreement of the Parties with respect to the subject matter hereof and thereof. This Agreement and the Purchase Agreement supersede all prior agreements and understandings among the Parties hereto with respect to the subject matter hereof.

          2.5 Amendments; Attorney-in-Fact. This Agreement may only be amended by mutual written Agreement of the parties. The parties acknowledge, however, the appointment and authorization of an attorney-in-fact by the Investors to act on their behalf in connection with entry into amendments for certain purposes, pursuant to Section 7 of the Purchase Agreement. Such purposes include without limitation, revising the Notes and this Agreement to comprise a trust indenture to facilitate the public trading of the Notes following their registration hereunder. By virtue of their acceptance of Registrable Securities and the related entitlement to the benefits hereof, such appointment shall also be binding on all Holders hereunder who are not Investors.

          2.6 Notices, etc. All notices and other communications required or permitted hereunder shall be in writing and shall be delivered personally, mailed by certified or registered mail, postage prepaid, return receipt requested, by courier or facsimile (provided confirmation of transmission is mechanically generated and kept on file by the sending party), addressed (a) if to any Holder, at such Holder's address as set forth in the Company's records, or at such other address as such Holder shall have furnished to the Company in writing with copies to CEUT at 350 Madison Avenue, New York, New York 10017, Attention: Mark Hadlock, (b) if to the Company, at 211 West 14th Street, Chanute, Kansas 66720, Attention: Stanton E. Ross, or at such other address as the Company shall have furnished to such Holders in writing. Notices that are mailed shall be deemed to have been given five days after deposit in the United States mail and notices delivered personally, by facsimile or by courier shall be deemed to have been given upon delivery to recipient's address.

          2.7 Delays or Omissions. No failure or delay by any Holder in exercising any right, power or privilege hereunder and no course of dealing between the Company, on the one hand, and any Holder, on the other hand, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder. Any Person having rights under any provision of this Agreement shall be entitled to enforce such rights specifically or to recover damages or to exercise any other remedy available to it at law or in equity. The foregoing rights and remedies shall be cumulative and the exercise of any right or remedy provided herein shall not preclude any Person from exercising any other right or remedy provided herein. The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of any of the provisions of this Agreement and hereby agrees to waive the defense in any action for specific performance that a remedy at law would be adequate.
No notice to or demand on the Company in any case shall entitle the Company to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of any Holder to any other or further action in any circumstances without notice or demand. Each covenant contained herein shall operate independently of any other covenant contained herein.

          2.8 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

          2.9 Severability. If any provision of this Agreement, or the application thereof, shall for any reason and to any extent be invalid or unenforceable, the remainder of this Agreement and application of such provision to Persons or circumstances shall be interpreted so as best to reasonably effect the intent of the parties hereto, the parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision which will achieve to the extent possible, the economic, business and other purposes of the void or unenforceable provision.

          2.10 Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

                      SIGNATURE PAGE FOLLOWS


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                            SIGNATURE PAGE TO
                       REGISTRATION RIGHTS AGREEMENT


     IN WITNESS WHEREOF, the parties hereto have executed this Registration Rights Agreement as of the date first written above.

                                   INFINITY, INC.


                                   By: ________________________________
                                   Name:
                                   Title:



                                        INVESTOR:




______________________________________  _____________________________________
Print Name of Joint Purchaser (if any)  Print Name of Purchaser or Entity




______________________________________  _____________________________________
Signature of Joint Purchaser (if any)   Signature of Purchaser or Authorized
                                          Signatory



                                        _____________________________________
                                        Print Name of Authorized Signatory
                                          (if applicable)


                                        _____________________________________
                                        Title of Authorized Signatory
                                          (if applicable)